UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 29, 2019

Blockchain Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51126	88-0355407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

800 Third Ave Suite 2800 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 866-995-7521

730 Arizona Ave., Suite 220
Santa Monica, California 90401

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On July 29, 2019, Mr. Max Robbins, Mr. Richard Kromka, Mr. Michael H. Conn and Mr. Kevin Hu (collectively, the “Directors”) informed the Board of Directors (the “Board”) of Blockchain Industries, Inc. (the “Company”) that they each were resigning from the Board, including membership on all committees of the Board, effective immediately. The Directors’ resignations from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Copies of the Directors resignation letters (the “Letters of Resignation”) are attached hereto as Exhibits 17.2. 17.3, 17.4 and 17.5 to this Current Report on Form 8-K.

Resignation of Chief Operating Officer and Interim Chief Executive Officer

Mr. Paul Kim voluntarily resigned as the Company’s Chief Operating Officer, Interim Chief Executive Officer, and all other positions with the Company to which he has been assigned regardless of whether he served in such capacity, effective immediately. Mr. Kim’s resignation was not as a result of any disagreements with the Company. Mr. Kim’s Letter of Resignation is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K.

Appointment of Executive Chairman

On July 29, 2019, the Board appointed Mr. Andreas Typaldos as the Company’s Executive Chairman.

Andreas Typaldos, age73

Mr Andreas Typaldos, Executive Chairman, 73 years old. Both currently, and previously, Mr Typaldos has held senior executive positions in almost a dozen private and publicly traded companies, holding senior management positions including Executive Chairman, Chairman, Member of the Board of Directors, CEO, and President. Currently, he is Executive Chairman, since 2014, of Scalix, Inc., an email software company; Executive Chairman of an internet AI company, Coin Analyst, since 2018; founding investor, major shareholder, and managing partner of a datacenter company, CPG Ventures, since about 2015; board member of a bio-engineering cancer diagnostics research and development company, QCDx LLC since 2019; and major investor and managing partner of a restaurant-owning hospitality group, the Merakia Group since 2014. From 2003 to 2014 he was CEO of Xandros Inc., a Linux desktop operating systems company; while, from 2004 to 2012, he was also Chairman of a fabless semiconductor company, Arkados Inc. In the years prior to 2003, he was founder, major investor and shareholder, and CEO of a number of enterprise software, internet, and technology consulting companies. Mr Typaldos has an undergraduate Bachelor of Science degree from Columbia University in Mathematical Methods for Engineering and Operations Research, and a Masters in Computer Science from Pratt Institute. A native of Greece, he came to the US on a scholarship from Columbia University in 1963, has four adult children, is married since 1968, and lives in New York City with his wife.

There is no arrangement or understanding between Mr. Typaldos and any other persons pursuant to which Mr. Typaldos was selected as an officer. There are no family relationships between Mr. Typaldos and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Typaldos had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The above description of the Letters of Resignation does not purport to be complete and is qualified in its entirety by the full text of such documents, filed herewith as Exhibits 17.1, 17.2. 17.3, 17.4 and 17.5, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

17.1*	Letter of Resignation from Paul Kim
17.2*	Letter of Resignation from Max Robbins
17.3*	Letter of Resignation from Richard Kromka
17.4*	Letter of Resignation from Michael H. Conn
17.5*	Letter of Resignation from Kevin Hu

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blockchain Industries, Inc.

Date: August 16, 2019	By:	/s/ Andreas Typaldos
Name: Andreas Typaldos
Title: Executive Chairman

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